Exhibit 10.1

FULTON FINANCIAL
CORPORATION

Non-Employee Director Stock Unit Award Agreement
(“Award Agreement”)

[GRANT_DATE]

[PARTICIPANT_NAME]

[HOME_ADDRESS]

Dear [PARTICIPANT_NAME]:

Pursuant to the terms and conditions of the Amended and Restated 2023 Director Equity Plan (the “2023 Plan”) of Fulton Financial Corporation (“Fulton”), you are the recipient of a Restricted Stock Unit (“RSU”) award (the “Award”). The Award has the following terms and conditions as of the Date of Grant. Capitalized terms used herein but not defined shall have the meanings set forth in the 2023 Plan, a copy of which has been provided to you and the terms of which are hereby incorporated by reference and made a part of this Award Agreement.

Granted To:	[PARTICIPANT_NAME]
Date of Grant:	[GRANT_DATE]
Number of Time-Vested RSUs Granted:	[TOTAL_AWARD]
Restricted Period:	Unless your Award is forfeited before the end of the Restricted Period, the Restricted Period will end one year after the Date of Grant.
Death, Disability or Retirement:	Your Award will vest and Shares will be delivered to you upon your death, Disability or Retirement (unless a deferral election has been made with respect to the Shares).
Change of Control:
In the event of a termination of Continuous Service during the 12-month period following a Change of Control, the Restricted Period will expire with respect to 100% of your RSUs as of the date of your termination.

Right to Dividend Equivalents:	Each RSU (representing one Share) may be credited with Shares equivalent to all the dividends paid with respect to the outstanding Common Stock paid by Fulton in respect of one Share.
Forfeiture:	Your Award is subject to forfeiture until the expiration of the Restricted Period, including all Dividend Equivalents, pursuant to the terms of the 2023 Plan.
Continuous Service:	Except as otherwise set forth in the 2023 Plan, Continuous Service is required for your Award to vest.

Deferral:
[You have not elected to defer the payment of the Shares underlying the RSUs, and you will receive payment of the Shares together with the accumulated Dividend Equivalents, in Common Stock at the end of the Restricted Period.]

[You have elected to defer payment of the Shares underlying the RSUs at the end of the Restricted Period (together with any accumulated Dividend Equivalents), and you will receive [a single issuance] [three annual installments] of Shares and accrued Dividend Equivalents, in accordance with your deferral election.]

Timing of Award Payment:	Unless otherwise expressly set forth herein, payment will be made within thirty (30) days following the end of the Restricted Period.

The vesting of this Award will have tax consequences for you. We recommend that you consult your tax advisor.

Very Truly Yours,

[Insert Signature]

Curtis J. Myers
Chairman, Chief Executive Officer and President
Fulton Financial Corporation

I hereby acknowledge receipt of this Award made to me on the Date of Grant.

[PARTICIPANT_NAME] [ACCEPTANCE_DATE]